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                                                                     EXHIBIT 4.5

                                                                 EXECUTION COPY

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                        PURCHASE AND SERVICING AGREEMENT


                           Dated as of July 15, 1999


                                     Among

                              ZALE FUNDING TRUST,

                              ZALE DELAWARE, INC.,

                                      And

                             JEWELERS NATIONAL BANK






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         PURCHASE AND SERVICING AGREEMENT (this "Agreement"), dated as of July
15, 1999, among ZALE FUNDING TRUST, a Delaware statutory business trust (the "Issuer"), ZALE DELAWARE, INC., a Delaware corporation (the "Seller"), and JEWELERS NATIONAL BANK, a national banking association ("JNB" or the "Servicer").

                              W I T N E S S E T H:

         WHEREAS, the Issuer, the Seller and the Servicer desire to enter into a receivables financing facility pursuant to which, inter alia, (1) the Issuer will purchase Receivables with a combination of net cash proceeds received by the Issuer from the issuance and sale of one or more Series of Notes, cash collections on the Purchased Receivables and increases to the value of the Certificate of Beneficial Interest, (2) the repayment of all Series of Notes will be secured by a security interest in substantially all of the assets of the Issuer, including the Purchased Receivables, and (3) the Servicer will service the Purchased Receivables, in each case in accordance with the terms and conditions set forth in the Transaction Documents;

         WHEREAS, this Agreement will replace the Purchase and Servicing Agreement (the "Prior Agreement"), dated as of July 1, 1994, as amended, among the Issuer, the Seller, Jewelers Financial Services, Inc., as prior servicer (the "Prior Servicer") and Diamond Funding Corp. as seller of original Receivables.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used but not otherwise defined in this Agreement are used in this Agreement with the meanings assigned to such terms in the Glossary of Terms attached as Annex I to this Agreement.

                                  ARTICLE II

                            PURCHASE OF RECEIVABLES;
                           CONSIDERATION AND PAYMENT

         Section 2.01. Purchase of Receivables.

(a) The Seller hereby sells, assigns, transfers and conveys to the Issuer, on each Purchase Date, on the terms and subject to the conditions specifically set forth herein, all of its right, title and interest, in, to and under (i) all Eligible Receivables (other than (A) Eligible Receivables arising under Removed Accounts, (B) following a New Accounts Termination Date, Eligible Receivables under newly originated Accounts which the Seller has elected to exclude pursuant to subsection 2.12(c) hereof and (C) following the imposition by either Rating Agency of an Aggregate Addition Limit, Eligible Receivables in newly originated Accounts which either




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Rating Agency has elected to exclude pursuant to subsection 2.12(d)) of the
Seller now existing and hereafter originated by the Originator and all payment and enforcement rights (but not any obligations) to, in and under the related Credit Card Agreements, (ii) all Collections in respect of such Receivables credited to the related Account and all monies due or to become due with respect to the foregoing and all collateral security therefor, (iii) all proceeds of the foregoing, including without limitation Insurance Proceeds relating thereto and (iv) all Recoveries (collectively, the "Trust Assets"). Subject to subsections 2.12(c) and 2.12(d), after the Initial Cut-off Date, all the Seller's right, title and interest in and to all Eligible Receivables (other than Eligible Receivables arising under Removed Accounts) newly originated by the Originator, including, without limitation, all Eligible Receivables set forth in the most recent Daily Report shall be sold, assigned, transferred and conveyed to the Issuer by the sale, assignment, transfer and conveyance set forth in the immediately preceding sentence without any further action by the Seller.

         (b) All sales of Receivables hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Seller, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by the Issuer of any obligation of the Seller or any other Person in connection with the Accounts, the Receivables, the Credit Card Agreements or any other agreement relating thereto, including without limitation any obligation to Obligors. It is understood and agreed that no purchases of Receivables hereunder shall occur after the Purchase Termination Date.

         Section 2.02. Termination. The Seller's obligation to sell the Receivables under this Agreement shall terminate on the satisfaction and discharge of the Indenture pursuant to Section 12.01 thereof (notwithstanding the survival of certain obligations as set forth in such Section 12.01) (such date of Termination, the "Purchase Termination Date").

         Section 2.03. Purchase Price. On any Purchase Date, the amount payable by the Issuer (the "Purchase Price") for Eligible Receivables sold to the Issuer by the Seller on such date shall be equal to the fair market value of the aggregate amount of such Receivables, in each case as adjusted pursuant to Sections 2.05, 2.06, 2.13 and 2.14 of this Agreement.

         Section 2.04. Payments.

         (a) Payment of Purchase Price. The Purchase Price for Receivables shall be paid to the Seller on each day that a Daily Report is prepared and delivered to the Issuer in accordance with Section 6.03(a) of this Agreement (each, a "Purchase Date"). On each Purchase Date, the Purchase Price shall be paid by the Issuer to the Seller with a combination of net cash proceeds received by the Issuer from the issuance and sale of one or more Series of Notes, cash collections on the Purchased Receivables and to the extent the Purchase Price exceeds such cash proceeds and cash collections, increases to the value of the Certificate of Beneficial Interest.

         (b) Time; Date; Location. Unless otherwise specified in this Agreement, all payments under this Agreement shall be made (1) not later than 1:00 p.m. (New York City time) on the date specified therefor in lawful money of the United States of America in same day funds, (2) if to the Seller, to the bank account designated in writing by the Seller to the Issuer and


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(3) if to the Issuer, to the bank account designated in writing by the Issuer to the Seller. Amounts not paid by the Seller when due under this Agreement shall be payable on demand and shall bear interest at a rate equal at all times to the lesser of (1) the prime rate as reported in The Wall Street Journal or any successor publication thereto or, if The Wall Street Journal is not then published, as reported in any similar publication with national circulation and
(2) the maximum rate permitted under applicable law. Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         Section 2.05. Adjustments for Ineligible Receivables. In the event of a breach of (i) the representation and warranty set forth in subsection 4.03(a) hereof, then promptly upon the earlier to occur of the discovery of such breach by the Seller or Servicer or receipt by the Seller of written notice from the Indenture Trustee of such breach, or (ii) the representations and warranties set forth in subsection 4.03(b) through 4.03(o), and such breach has a material adverse effect on the Noteholders, unless cured within 60 days of receipt of notice by the Seller or Servicer, or (iii) the Seller shall fail to deliver on or before the January 2000 Payment Date and the Payment Date in each July and January thereafter an Opinion of Counsel with respect to the perfection of the transfer of Receivables in Eligible Accounts designated to the Issuer during the six month period preceding such month (or in the case of the first such period, since the Closing Date), substantially similar to the perfection opinions delivered to the Rating Agency on the Closing Date, the Purchase Price for Receivables to be purchased from the Seller on such day shall be reduced by the outstanding principal amount of the Receivables with respect to which such breach occurred (which, in the case of clause (iii), consists of all Receivables in Eligible Accounts designated during the period referred to therein) and the Servicer shall deduct the outstanding principal amount of such Receivables from the aggregate balance of Principal Receivables. In the event such reduction would cause the Issuer Amount to be less than the Required Issuer Amount, on the date of such reduction the Seller shall make a deposit (the "Transfer Deposit Amount") to the Collection Account in immediately available funds in an amount equal to the amount by which the Issuer Amount would otherwise be reduced below the Required Issuer Amount. The obligation of the Seller to accept adjustment of the Purchase Price as herein provided or to deposit the Transfer Deposit Amount shall be the sole remedy respecting breach of the representations and warranties identified in the first sentence of this
Section 2.05 available to the Noteholders of any Series or the Indenture Trustee on behalf of the Noteholders of any Series.

         Section 2.06. Returns. The Servicer or Seller may accept returns of goods for full or partial credit (a "Credit Return") or make a daily adjustment in the principal amount or finance or other charges accrued or payable with respect to an Account if such adjustment is permitted by and made in accordance with the Credit Card Guidelines (a "Credit Adjustment"); provided, however, that Credit Adjustments may not be utilized for the intended purpose of mitigating losses to the Trust. Each Credit Return and Credit Adjustment (including any Credit Adjustment required by any Requirement of Law) shall be made by the Servicer or Seller on the applicable Date of Processing. All Credit Returns and Credit Adjustments on any Date of Processing shall be in an amount equal to the aggregate amount of all such returns and adjustments made with respect to the Purchased Receivables on such Date of Processing (the "Return Amount"). The Servicer or Seller shall deduct the Return Amount from the aggregate balance of Principal Receivables outstanding on such Date of Processing. To the extent such



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reduction reduces the Issuer Amount below the Required Issuer Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination Date), the Seller shall deposit a cash amount equal to such deficiency into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which such adjustment occurs.

         Section 2.07. Finance Charges. Finance Charges, whenever created and whenever received, accrued in respect of Purchased Receivables, shall be the property of the Issuer and all Collections with respect thereto shall be allocated and treated as Collections in respect of Purchased Receivables.

         Section 2.08. [Reserved].

         Section 2.09. Recovery of Sales Tax. The Seller may, at its option, repurchase any Purchased Receivables from the Issuer that have been charged off in accordance with the Credit Card Guidelines to the extent necessary to recover state sales tax related to such Purchased Receivables, at a price equal to the sum of (a) the amount of Recoveries with respect to such Purchased Receivables plus (b) the proceeds from such state sales tax. Upon any such repurchase, the Seller (1) agrees, to the extent not paid at the time of repurchase, to pay promptly to the Issuer the amount of any Recoveries received in respect of such repurchased-charged off Purchased Receivables and, immediately upon crediting of such amount to the Seller by offset or otherwise, the amount of state sales tax recovered with respect thereto, and (2) shall grant a security interest to the Issuer in such repurchased Receivables and any proceeds thereof (including any Recoveries therefrom) to secure the repurchase price of such Receivables.

         Section 2.10. Addition of Sellers. Any Affiliate of Zale Corporation may sell, directly or indirectly, its Receivables hereunder to the Issuer if the Rating Agency Condition is satisfied with respect to such addition. Zale Corporation or its Affiliate that proposes to sell Receivables shall give to the Issuer and the Rating Agencies not less than thirty days' prior written notice of the effective date of the addition of such Affiliate as a seller of Receivables. Once such notice has been given, any addition of an Affiliate of Zale Corporation as a seller of Receivables pursuant to this Section 2.10 shall become effective on the first Business Day following the expiration of such thirty-day period (or such later date as may be specified in such notice), provided that (i) the Rating Agency Condition has been satisfied and (ii) such Affiliate and the parties hereto shall have executed and delivered such agreements, instruments and other documents and such amendments or other modifications to the Transaction Documents (in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) that the Issuer and the Indenture Trustee reasonably determine are necessary to effect such addition.



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         Section 2.11 Addition of Participation Interests.

         (a) The Seller may (but shall not be required to) convey to the Issuer participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, consumer loan receivables (secured and unsecured), charge card receivables, and any interests in any of the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets including any "Eligible Assets" as such term is defined in Rule 3a-7 (or any successor to such Rule) under the Investment Company Act and collections, together with all earnings, revenue, dividends, distributions, income, issues and profits thereon ("Participation Interests"). Receivables shall not be treated as a Participation Interest for purposes of this Agreement. The addition of Participation Interests in the Trust shall be effected by a Participation Interest Supplement, dated the applicable addition date and entered into pursuant to Subsection 13.01(a) of the Indenture.

         (b) Any Participation Interests designated to be conveyed to the Issuer pursuant to clause (a) above may only be so included if each Rating Agency shall have notified the Issuer, the Servicer and the Indenture Trustee in writing that such addition will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class.

         Section 2.12. Removal of Accounts and Participation Interests; Termination of Automatic Addition of Accounts.

         (a) On any day of any Settlement Period, the Seller shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof in or with respect to the Accounts (the "Removed Accounts") or Participation Interests (the "Removed Participation Interests") (unless otherwise set forth in the applicable Participation Interest Supplement or Indenture Supplement) and designated for removal by the Seller, upon satisfaction of the conditions set forth in clauses
(i) through (v) below; provided, however, that the conditions listed in clauses
(iv), (v), (vi) and (vii) below need not be satisfied if the Removed Accounts relate to a terminated affinity agreement and the related merchant or co-branding participant has elected to purchase the Receivables in such Removed
Accounts:

         (i) on or before the eighth Business Day immediately preceding the Removal Date, the Seller shall have given written notice to the Indenture Trustee, the Servicer, the Issuer, the Rating Agency and each Series Enhancer (unless such notice requirement is otherwise waived) of such removal and specifying the date for removal of the Removed Accounts and Removed Participation Interests (the "Removal Date");

         (ii) on or prior to the date that is five Business Days on or before the Removal Date, the Seller shall deliver to the Indenture Trustee a computer file or microfiche list (in a format compatible with the Indenture Trustee's systems) containing a true and complete list of the Removed Accounts specifying for each such Account, as of the date notice of the Removal Date is given, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;



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         (iii) the Seller shall have represented and warranted to the
     Indenture Trustee, as of the Removal Date, that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects;

         (iv) the Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts and Removed Participation Interests;

          (v) the Seller shall have delivered to the Indenture Trustee an Officer's Certificate, dated the Removal Date, to the effect that the Seller reasonably believes that (A) such removal will not have an Adverse Effect, (B) such removal will not result in the occurrence of an Early Amortization Event, (C) no selection procedures believed by such Seller to be materially adverse to the interests of the Noteholders have been used in selecting the Removed Accounts and (D) all conditions precedent to the removal of the Removed Accounts have been complied with;

          (vi) all Removed Accounts shall be purchased by the Seller at fair market value; and

          (vii) the Seller shall not utilize a selection procedure solely intended to include a disproportionately higher level of Defaulted Receivables in the Removed Accounts than exist in the Accounts and shall not remove such Accounts for the intended purpose of mitigating losses to the Trust.

         Upon satisfaction of the above conditions, the Indenture Trustee shall execute and deliver to such Issuer a written reassignment in substantially the form of Exhibit D (the "Reassignment") and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to such Issuer or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts and Removed Participation Interests, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof and any Insurance Proceeds relating thereto. The Indenture Trustee may conclusively rely on the Officer's Certificate delivered pursuant to this Section 2.12 and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying. Further, the Issuer shall deliver to the Indenture Trustee, and the Indenture Trustee shall execute, copies of UCC termination statements and any other documents, if any, required to release the security interest in the Removed Accounts, and the Issuer shall file such financing statements in the appropriate jurisdictions on the Removal Date.

         In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable, the Issuer shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the Seller with respect to such Account, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables in such Account, all monies due or to become due with respect thereto, all proceeds thereof and any Insurance Proceeds relating thereto; provided, that Recoveries of such Account shall be applied as provided herein.



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         (b) Anything to the contrary herein notwithstanding, the Seller shall be entitled to purchase all Receivables in Accounts designated for purchase or re-purchase by a merchant or co-branding participant pursuant to the termination of an affinity agreement to which such merchant or co-branding participant is a party; provided, however, that the Issuer shall use its best efforts to ensure that any such removal shall not result in the occurrence of an Early Amortization Event hereunder. Any repurchase of Receivables pursuant to this Subsection 2.12(b) shall be effected in the manner, and at a price determined in accordance with Section 2.05 as if the Receivables being repurchased were Ineligible Receivables. Further, the Issuer shall deliver to the Indenture Trustee, and the Indenture Trustee shall execute, copies of UCC termination statements and any other documents, if any, required to release the security interest in the Removed Accounts, and the Issuer shall file such financing statements in the appropriate jurisdictions on the Removal Date. Amounts deposited in the Collection Account in connection therewith shall be deemed to be Collections of Principal Receivables and shall be applied in accordance with Article IV of the Indenture and the terms of each Indenture Supplement.

         (c) On any day of any Settlement Period, the Seller shall have the right to terminate its obligation to transfer all or less than all newly originated Eligible Accounts to the Issuer (such date, the "New Account Termination Date"), upon satisfaction of the conditions set forth in clauses
(i) through (iv) below:

         (i) on or before the eighth Business Day immediately preceding the New Account Termination Date, the Seller shall have given written notice to the Indenture Trustee, the Servicer, the Issuer, the Rating Agency and each Series Enhancer (unless such notice requirement is otherwise waived) of such termination and specifying the New Account Termination Date;

         (ii) on or prior to the date that is five Business Days on or before the New Account Termination Date, such Transferor shall deliver to the Indenture Trustee a written notice specifying the New Account Termination Date;

         (iii) the Rating Agency Condition shall have been satisfied with respect to the termination of such obligation; and

         (iv) the Seller shall have delivered to the Indenture Trustee an Officer's Certificate, dated the New Account Termination Date, to the effect that the Seller reasonably believes that (A) such termination will not have an Adverse Effect, (B) such termination will not result in the occurrence of an Early Amortization Event, and (C) if such termination relates to less than all newly originated Eligible Accounts, no selection procedures believed by the Seller to be materially adverse to the interests of the Noteholders have been used in selecting such Accounts.

         (d) Standard & Poor's consent shall be required to the designation, subsequent to the Closing Date, of Eligible Accounts to the Issuer if the number of such Accounts either (x) with respect to any three consecutive months commencing in January, April, July and October of each calendar year commencing in July 1999 equal or exceed 15% of the number of Accounts as of the first day of the calendar year during which such periods commence (or the Cut-Off Date in the case of 1999) or (y) with respect to any twelve-month period, equal or exceed 20% of the





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number of accounts as of the first day of such twelve-month period (the
"Aggregate Addition Limit"). Within ten Business Days of exceeding the Aggregate Addition Limit, the Seller or Servicer shall provide written notification of such event to Standard & Poor's. Upon receipt of such notice, Standard & Poor's shall provide written notification as to (i) whether it consents, and (ii) if it consents, such higher Aggregate Addition Limit to which it consents for such period.

         Section 2.13. Discount Option.

         (a) Subject to the satisfaction of any conditions set forth in any related Indenture Supplement, the Seller shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables created after the Discount Option Date to be treated as Finance Charge Receivables ("Discount Option Receivables"). The initial Discount Percentage shall be 6% and the initial Discount Option Date shall be the Initial Issuance Date. The Seller shall also have the option of increasing, reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after such Discount Option Date, subject to the satisfaction of any conditions set forth in any related Indenture Supplement.

         (b) After any Discount Option Date, Discount Option Receivable Collections shall be treated as Collections of Finance Charge Receivables.

         Section 2.14. Premium Option.

         (a) Subject to the satisfaction of any conditions set forth in any related Indenture Supplement, the Seller shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Premium Percentage"), of all or any specified portion of Finance Charge Receivables created after the Premium Option Date to be treated as Principal Receivables ("Premium Option Receivables"). The Seller shall also have the option of reducing or withdrawing the Premium Percentage, at any time and from time to time, on and after such Premium Option Date, subject to the satisfaction of any conditions set forth in any related Indenture Supplement.

         (b) After any Premium Option Date, Premium Option Receivable Collections shall be treated as Collections of Principal Receivables.

         Section 2.15. Account Allocations.

         In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement,
(a) the Seller and the Servicer agree to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Seller's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by the Seller in the Trust on such date), (b) the Seller and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV of the Indenture and the terms of each Indenture Supplement and (c) for so long as the allocation and application of all



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collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV of the Indenture and the terms of each Indenture Supplement. For the purpose of the immediately preceding sentence, the Seller and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If the Seller and the Servicer are unable pursuant to any Requirement of Law to allocate Collections as described above, the Seller and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV of the Indenture and the terms of each Indenture Supplement. The parties hereto agree that Finance Charges, wherever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV of the Indenture and the terms of each Indenture Supplement.

         Section 2.16. Assumption of JNB's Obligations as Owner of the Accounts. Notwithstanding the provisions of Section 6.12, JNB may assign, convey or transfer all of its right, title and interest in, to and under the Accounts in which it has an interest (collectively, the "Assigned Assets"), together with all servicing functions and other obligations, if any, under this Agreement or relating to the transactions contemplated hereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with JNB, and JNB may assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Notes, upon satisfaction of the following conditions:

         (a) the Assuming Entity, JNB and the Indenture Trustee shall have entered into a supplement to this Purchase and Servicing Agreement or an assumption agreement (either, the "Assumption Agreement") providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under this Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust, and such Transferor shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such transfer and assumption comply with this Section 2.16, that such Assumption Agreement is a valid and binding obligation of such Assuming Entity enforceable against such Assuming Entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;




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         (b) all UCC filings required to perfect the interest of the Indenture
Trustee, on behalf of the Trust, in the Receivables to be conveyed by the Assuming Entity shall have been duly made and copies thereof shall have been delivered to the Indenture Trustee;

         (c) JNB shall have delivered copies of each such written notice to the Servicer and the Indenture Trustee and the Rating Agency Condition shall have been satisfied; and

         (d) the Indenture Trustee shall have received one or more Opinions of Counsel to the effect that (i) the transfer of such Receivables by the Assuming Entity shall constitute either a sale of, or the granting of a security interest in, such Receivables by the Assuming Entity to the Trust, (ii) the condition specified in paragraph (b) shall have been satisfied, and (iii) if the Assuming Entity shall be subject to the FDIA, the interest of the Trust in such Receivables should not be subject to avoidance by the FDIC if the FDIC were to become the receiver or conservator of the Assuming Entity.

         Notwithstanding such assumption, JNB shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as Owner of the Accounts prior to such transfer.

                                  ARTICLE III

                     CONDITIONS TO PURCHASES OF RECEIVABLES

         Section 3.01. [Reserved].

         Section 3.02. Conditions Precedent to the Issuer's Purchases of Receivables. The obligation of the Issuer to purchase each Receivable on each Purchase Date from the Seller shall be subject to the following conditions precedent:

         (a) The following statement shall be true (and delivery by the Seller or the Servicer of the Daily Report and the acceptance by the Seller of the Purchase Price for any Receivables on any Purchase Date shall constitute a representation and warranty by the Seller that on such Purchase Date such statement is true):

         the representations and warranties of the Seller and the Servicer contained in Sections 4.01, 4.02 and 4.03 of this Agreement shall be true and correct in all material respects on and as of such Purchase Date as though made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

         (b) No material change shall have occurred after the Initial Cut-Off Date with respect to the Seller's and the Servicer's systems, computer programs, related materials, computer tapes, disks and cassettes, procedures and record keeping relating to and required for the collection of the Purchased Receivables by the Servicer which makes them not sufficient and satisfactory in order to permit the identification, purchase, administration and collection of the



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

Purchased Receivables by the Servicer in accordance with the terms and intent of this Agreement.

         (c) The Issuer shall have received payment in full of all amounts for which payment has been requested by the Issuer pursuant to Section 10.06 of this Agreement.

         (d) The Issuer shall have received such other approvals, opinions or documents as the Issuer may reasonably request in connection with the purchase and sale of Receivables hereunder.

         (e) The Seller and the Servicer shall have complied in all material respects with their respective covenants and obligations under this Agreement required to be complied with as of such date.

         Section 3.03. [Reserved].

         Section 3.04. Conditions Precedent to the Seller's Obligations on Purchase Dates. The obligations of the Seller on any Purchase Date shall be subject to the further conditions precedent that on such Purchase Date (and the payment by the Issuer of the Purchase Price shall constitute a representation and warranty by the Issuer that on such date such statements are true) the representations and warranties of the Issuer contained in Section 4.04 of this Agreement are true and correct in all material respects on and as of such Purchase Date as though made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date).

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Certain Representations and Warranties of the Parties. Each of the Seller and the Servicer represents and warrants as to itself, as follows:

         (a) Organization and Good Standing. (1) (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on its condition (financial or otherwise), operations or properties and (ii) the Servicer is a national banking association duly organized and validly existing in good standing under the laws of the United States, (2) the Seller and the Servicer each have all the requisite corporate power and authority to execute, deliver and perform its obligations under and effect the transactions contemplated by this Agreement and (3) the Seller and the Servicer each have all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         (b) Due Authorization and No Conflict. The execution, delivery and performance by it of this Agreement, and all instruments and documents to which it is a party and which are to



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

be delivered hereunder by it, and the transactions contemplated hereby and thereby, (1) are within its corporate powers, (2) have been duly authorized by all necessary corporate action, including the consent of stockholders and shareholders where required, (3) do not (A) contravene its charter or bylaws,
(B) violate any law or regulation (including without limitation Regulation T, Regulation U or Regulation X of the Board) or any order or decree of any Governmental Authority, which violation would have a material adverse effect on the rights and remedies of the Indenture Trustee and the Noteholders of any Series under any Transaction Document, (C) result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust enforceable against it or any lease, agreement or other instrument binding on or affecting it or any of its properties, which breach or default would have a material adverse effect on the rights and remedies of the Indenture Trustee and the Noteholders of any Series under any Transaction Document, or (D) result in or require the creation or imposition of any Lien upon any of its property, including without limitation pursuant to any agreement or instrument referred to in clause (C) above, except as created, imposed or contemplated by any of the Transaction Documents and (4) do not require compliance on its part with any bulk sales act or similar law.

         (c) Enforceability. This Agreement and the other Transaction Documents to which it is a party have been validly executed and delivered by it, and this Agreement and the other Transaction Documents to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to general principles of equity and subject to bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of national banking associations from time to time in effect.

         (d) No Proceedings. There is no unstayed action, suit or proceeding pending or, to its knowledge, threatened against or affecting it, before any court, governmental agency or arbitrator that (1) is reasonably likely to be determined adversely to it and that, if so determined, would have a material adverse effect on the rights and remedies of the Indenture Trustee and the noteholders of any Series under any Transaction Document, or (2) that purports to affect in any material respect the legality, validity or enforceability of this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby.

         Section 4.02. Additional Representations and Warranties of the Seller and the Servicer. Each of the Seller and the Servicer additionally represents and warrants as to itself as follows:

         (a) Statements Made. The written statements of its senior officers that have been or will be furnished to the Indenture Trustee and the Noteholders of all Series in connection with this Agreement and any other Transaction Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent such statements constitute projections), taken as a whole and in light of the circumstances in which made, at the time so furnished contained no untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein not misleading; and, to the extent that any such statements constitute projections, such projections were prepared in good faith on the basis of fully disclosed material assumptions, believed by it to be reasonable at the time such projections were furnished to the Indenture Trustee or the Noteholders of all Series, as the case may be.


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

         (b) Location of Office and Records. The chief place of business and chief executive office of the Seller is located at 901 West Walnut Hill Lane, Irving, Texas 75038; and the offices where the Seller keeps all its original books, records and documents evidencing Purchased Receivables or the related Credit Card Agreements are located at such addresses, except that the Credit Card Agreements and substantially all charge slips for each Account are located at the Originator's stores. The chief place of business and chief executive office of JNB and the offices where JNB keeps all its original books, records and documents evidencing the Purchased Receivables is located at 2035 West 4th Street, Tempe, Arizona 85281. The respective locations set forth in this subsection (b) for the Seller and JNB have been the same locations for the four months immediately prior to the date of this Agreement.

         (c) Indenture Trustee Can Perform. Upon the delivery by the Seller or Servicer to the Indenture Trustee of the Transaction Documents and related materials relating to the administration of the Purchased Receivables pursuant to Section 7.01(b) of this Agreement, the Indenture Trustee shall have been furnished with all data and materials necessary to permit collection of the Purchased Receivables by the Indenture Trustee in accordance with the terms of such Receivables, without the participation of the Seller, the Servicer or the Issuer in such collection; and it is not restricted by agreement, law, regulation or otherwise from granting the license to the Issuer contained in
Section 10.08 of this Agreement.

         (d) Bank Accounts and Post Office Boxes. Set forth on Schedule I to the Indenture is a complete and accurate description, as of the Issuance Date, of each Post Office Box, Collection Deposit Account, the Collection Account and the Excess Funding Account; each of the Collection Deposit Accounts has been validly and effectively assigned to the Indenture Trustee pursuant to the Collection Deposit Account Letters; and all cash and other proceeds of the Collateral are subject to the terms and conditions of this Agreement and the Indenture.

         (e) No Consent. No action, authorization, qualification, license, permit, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Seller or the Servicer, other than (i) such as have been made or obtained and are in full force and effect and (ii) such actions, authorizations, qualifications, licenses, permits, consents, approvals, registrations or filings for which the failure to make or obtain would not have a material adverse effect to the rights and remedies of the Indenture Trustee or Noteholders of any Series under any Transaction Documents.

         (f) Taxes. It has filed or caused to be filed all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing, except any such taxes, assessments or charges (i) which are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and (iii) with respect to which no Lien has been imposed upon any Receivables or related assets.

         Section 4.03. Additional Representations and Warranties of the Seller. The Seller additionally represents and warrants as follows:


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

         (a) Eligible Receivables. As of the Purchase Date with respect to each Purchased Receivable, each such Receivable, unless otherwise identified to the Issuer by the Servicer in the Daily Report for such date, will be an Eligible Receivable.

         (b) Sale of Receivables. On each Purchase Date, the Seller is and will be the sole legal and beneficial owner of the Receivables being sold by it; upon the sale of each Receivable by the Seller to the Issuer, the Issuer will become the sole legal and beneficial owner of the Purchased Receivables and the Collections with respect thereto, free and clear of any Liens (except for Liens created, imposed or contemplated by any of the Transaction Documents); and no effective financing statement or other instrument similar in effect covering all or any part of the Purchased Receivables or Collections with respect thereto will at such time be on file in any filing or recording office except such as have been filed pursuant to or as contemplated by the Transaction Documents or with respect to which the Indenture Trustee has received effective UCC termination statements.

         (c) Tradenames. Schedule I to this Agreement sets forth, as of the date of this Agreement, a complete and accurate list of the tradenames of the Originators for the six-year period preceding the date of this Agreement.

         (d) Financial Statements. The Indenture Trustee has previously been furnished copies of the audited consolidated financial statements of Zale Corporation and its consolidated subsidiaries for the fiscal year ended July 31, 1998.

         (e) UCC Classification. The Receivables, at the time of sale thereof by the Seller to the Issuer, are "accounts," "chattel paper" or "general intangibles" as defined in the UCC and no part of the Seller's right to payment for goods sold or leased is evidenced by an "instrument" which is not also a security agreement.

         (f) No Material Adverse Change. As of the date of this Agreement, no material adverse change in the business, assets, operations or condition (financial or otherwise) of Zale Corporation and its subsidiaries taken as a whole has occurred from that set forth in Zale Corporation's audited consolidated financial statements for the fiscal year ended July 31, 1998.

         (g) Information Provided in Computer Files. All material information with respect to the Accounts and the Receivables provided to the Indenture Trustee on the computer file or microfiche list listing all of the Purchased Accounts was true and correct in all material respects as of the Initial Issuance Date.

         (h) Account Schedule. Schedule III to this Agreement sets forth all Accounts as of the Initial Issuance Date.

         (i) Valid Transfer and Assignment. The transfer of Receivables by the Seller to the Issuer under this Agreement constitutes a valid transfer and assignment to the Issuer of all right, title and interest of the Seller in and to the Receivables, whether now existing or hereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of Noteholders of all Series).



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

         (j) Return Policy. The Seller currently has a 30-day return policy. The Seller shall notify the Rating Agencies of any material change in such policy no later than seven Business Days prior to such change.

         (k) Valid Reasons for Sale. It has valid business reasons for selling its interests in the Purchased Receivables rather than obtaining a loan with such Receivables as collateral.

         (l) Receivables Not Satisfied, Etc. Each Purchased Receivable has not been satisfied, subordinated or rescinded and no material provision of such Receivable has been waived, altered or modified in any respect.

         (m) No Fraudulent Transfer. No purchase of an interest in any Purchased Receivable or related asset by the Issuer from it constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

         (n) Chattel Paper. With respect to any document constituting "chattel paper", only one original of any such document exists.

         (o) Receivables Not To Be Evidenced by Promissory Notes or Instruments. Except in connection with its enforcement or collection of an Account, the Seller or Servicer will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any promissory note or instrument (as defined in the UCC).

         Section 4.04. Representations and Warranties of the Issuer. The Issuer represents and warrants to the Seller and the Servicer as follows:

         (a) Organization; Powers. The Issuer (1) is a business trust duly organized, validly existing and in good standing under the laws of Delaware,
(2) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (3) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have an Adverse Effect and (4) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document or instrument contemplated thereby to which it is a party and to issue the Notes.

         (b) Authorization. The execution, delivery and performance by the Issuer of this Agreement and the other Transaction Documents to which it is a party and the performance by the Issuer of the other transactions contemplated thereby (1) have been duly authorized by the Issuer and (2) will not (A) violate (i) any material provision of law, statute, rule or regulation, which violation would have an Adverse Effect, (ii) any provision of the Trust Agreement, (iii) any order of any Governmental Authority, which violation would have an Adverse Effect or (iv) any provision of any indenture, agreement or other instrument to which the Issuer is a party or by which it or any of its property is or may be bound, which violation would have an Adverse Effect, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, which conflict, breach or default would have an Adverse Effect or (C) result in the creation or imposition of any

Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer, except the Liens created, imposed or contemplated by any of the Transaction Documents.

         (c) Enforceability. This Agreement has been duly executed and delivered by the Issuer and constitutes, and each other Transaction Document when executed and delivered by the Issuer will constitute, a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally.

         (d) Litigation. There is no action, suit, investigation, litigation or proceeding at law or in equity or by or before any Governmental Authority now pending against, or, to the knowledge of the Issuer, threatened against, the Issuer or any of its business, property or rights (1) that involves any of the Transaction Documents or the Transactions or (2) as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have an Adverse Effect.

                                   ARTICLE V

                                   COVENANTS

         Section 5.01. Affirmative Covenants of the Seller and Servicer. So long as the Issuer shall have any interest in any Purchased Receivable, unless the Issuer and the Majority Noteholders otherwise consent in writing:

         (a) Financial Statements. The Seller shall deliver or cause to be delivered to the Issuer, the Servicer, and the Indenture Trustee, and each noteholder of any Series who has provided to the Seller a written request therefor:

         (1) Annual Financial Statements. Within 100 days after the end of each fiscal year of Zale Corporation, the consolidated Balance Sheet and related Statements of Income and Cash Flows of Zale Corporation and its consolidated subsidiaries, showing the financial condition of Zale Corporation and its consolidated subsidiaries as of the close of such fiscal year and the results of the operations of Zale Corporation and its consolidated subsidiaries during such year, all audited by Arthur Andersen LLP or other independent public accountants of recognized national standing;

         (2) Quarterly Financial Statements. Within 50 days after the end of the first three fiscal quarters of Zale Corporation, (A) the unaudited consolidated Balance Sheet and related Statement of Income and Cash Flows of Zale Corporation and its consolidated subsidiaries, showing the financial condition of Zale Corporation and its consolidated subsidiaries as of the close of such fiscal quarter and the results of the operations of Zale Corporation and its consolidated subsidiaries during such fiscal quarter and the then elapsed portion of such fiscal year, and (B) a certificate of a Financial Officer of Zale Corporation certifying that such financial statements fairly present in all material respects the financial condition and results of operations of Zale Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments without GAAP footnotes; and

         (3) Monthly Financial Statements. Not later than the last day of the month (or, if such day is not a Business Day, the next succeeding Business Day) following each fiscal month of Zale Corporation (or, notwithstanding the foregoing, 50 days in the case of the last month of each fiscal quarter and 100 days in the case of the last month of each fiscal year), beginning with the end of the first fiscal month following the Initial Issuance Date, (A) the unaudited consolidated Balance Sheet and related Statements of Income and Cash Flows of Zale Corporation and its consolidated subsidiaries, showing the financial condition of Zale Corporation and its consolidated subsidiaries as of the close of such fiscal month and the results of the operations of Zale Corporation and its consolidated subsidiaries during such fiscal month and the then elapsed portion of the fiscal year of Zale Corporation and (B) a certificate of a Financial Officer of Zale Corporation certifying that such financial statements fairly present in all material respects the financial condition and results of operations of Zale Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and without GAAP footnotes.

         (b) Compliance with Laws, etc. Each of the Seller and the Servicer shall comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority, including without limitation rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices and privacy, except where the failure to so comply would not have an Adverse Effect.

         (c) Preservation of Existence. The Seller and the Servicer shall do or cause to be done all things necessary (1) to preserve, renew and keep in full force and effect its legal existence and (2) to maintain such legal existence separate from that of the Issuer.

         (d) Inspection Rights. Each of the Seller and the Servicer shall, from time to time, at any reasonable time during normal business hours, upon at least two Business Days' prior notice, permit the Issuer or any of its agents or representatives or the Indenture Trustee, acting at the written direction of the Majority Noteholders, (1) to examine and make copies of and abstracts from the records, books of account and documents (including without limitation computer tapes and disks) of the Seller and the Servicer relating to the Purchased Receivables and the underlying Credit Card Agreements; and (2) to visit the properties of the Seller and the Servicer for the purpose of determining compliance under the Transaction Documents, and to discuss the affairs, finances and accounts of the Seller and the Servicer relating to the Purchased Receivables or the Seller's or the Servicer's performance under this Agreement with any of the Seller's or the Servicer's senior officers, directors, independent certified public accountants and consultants.

         (e) Keeping of Records and Books of Account. Each of the Seller and the Servicer shall maintain and implement, or cause to be maintained and implemented, administrative and operating procedures reasonably necessary or advisable for the transfer, administration, servicing and collection of amounts owing on all Purchased Receivables, and, unless and until delivery to the Issuer, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the transfer, identification, administration, servicing and collection of amounts owing on all such Purchased Receivables.

         (f) Location of Records. Each of the Seller and the Servicer shall (1) keep its chief place of business and chief executive office and the offices where it keeps its original books, records and documents evidencing Purchased Receivables (other than the Credit Card Agreements and substantially all charge slips for each Account) at the addresses specified in subsection 4.02(b) of this Agreement, or upon 30 days' prior written notice to the Issuer and the Indenture Trustee, at such other locations in a jurisdiction where all action required by subsection 5.01(n) of this Agreement shall have been taken and completed and be in full force and effect, and (2) cause each retail store to keep all Credit Card Agreements and substantially all charge slips for each Account of customers of such store in a centralized, segregated and marked location at such store or any off-site storage facility maintained by the Servicer or Seller.

         (g) Computer Files. The Seller shall direct the Servicer to, and the Servicer shall, at its own cost and expense, retain the electronic ledger used by the Seller and the Servicer as a master record of the Accounts and copies of all material documents relating to each Account as custodian for the Issuer and the Indenture Trustee and other Persons with interests in the Purchased Receivables. The Seller and the Servicer shall indicate in the appropriate computer files by an identifiable code all Accounts the Receivables of which have been conveyed to the Issuer. If the Seller or the Servicer at any time alters the code by which Purchased Accounts have been so designated, the Seller or the Servicer shall be obligated to indicate the revised code to the Indenture Trustee in a written statement to accompany the Monthly Settlement Statement due on the Determination Date immediately following the alteration of such code.

         (h) Credit Card Agreements and Credit Card Guidelines. Each of the Seller and the Servicer shall comply with and perform its obligations in accordance with the Credit Card Guidelines, except (1) insofar as any failure so to comply or perform would not have a material adverse effect on the rights and remedies of the Noteholders of any Series under any Transaction Document or
(2) if such failure to comply is necessary under any Requirement of Law. With respect to any change to the Credit Card Guidelines that is material and that is not necessary under any Requirement of Law, (1) the Seller and the Servicer shall, prior to making any such change, give 30 days' written notice to the Noteholders of any Series and to each Rating Agency of any such change, (2) the Majority Noteholders shall have such 30-day period to notify the Seller and the Servicer that such Majority Noteholders deem the change to have a material adverse effect on the rights and remedies of the Noteholders of such Series (any which notice shall state in reasonable detail the reasons for such opinion) and (3) if such notice is given in such 30-day period and such change would have such effect, such change shall not be made; provided that, if no such notice is received by the Seller and the Servicer within such 30-day period, such change shall be deemed not to have such effect and the Noteholders of all Series shall be deemed to have consented to such change.

         (i) Daily Reports; Monthly Settlement Statements; Other Reports. The Servicer shall furnish (or, if JNB is not the Servicer, JNB shall provide the Servicer with such information as may be required by the Servicer to furnish) the Seller, the Issuer, and the Indenture Trustee with each Daily Report and Monthly Settlement Statement required by Sections 6.03(a) and 6.03(b) of this Agreement and other records that show the performance of the Purchased



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

Receivables and such other reports as may be reasonably requested by the Issuer and by the Indenture Trustee, acting at the direction of the Majority Noteholders.

         (j) Insurance. Except to the extent failure to do so would not reasonably be expected to have a material adverse effect on the rights and remedies of the Indenture Trustee and the Noteholders of any Series under any Transaction Document, each of the Seller and the Servicer shall (1) keep its insurable properties adequately insured at all times by financially sound and responsible insurers, and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; (2) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (3) maintain such other insurance as may be required by law.

         (k) Obligations and Taxes. Each of the Seller and the Servicer shall
(1) pay any material obligations enforceable against or binding on it promptly and in accordance with terms thereof and (2) pay and discharge promptly when due all sales tax and all material taxes, assessments and governmental charges or levies imposed upon, and enforceable against or binding on, it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all material lawful claims enforceable against or binding on it for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided that, with respect to both clauses (1) and (2) in this Section 5.01(k), it shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect thereto.

         (l) Furnishing Copies, etc. Each of the Seller and the Servicer shall furnish to the Issuer and to the Indenture Trustee promptly following request therefor, such information, documents, records or reports with respect to the Purchased Receivables or the underlying Credit Card Agreements or the operations or conditions (financial or otherwise) of the Seller or the Servicer as the Issuer or the Indenture Trustee, acting at the written direction of the Majority Noteholders, may from time to time reasonably request.

         (m) Obligations with Respect to Accounts. Each of the Seller and the Servicer shall (1) duly fulfill all obligations on its part to be fulfilled under or in connection with each Account, except where the failure to so fulfill (A) would not have a material adverse effect on the rights and remedies of the Indenture Trustee and the Noteholders of any Series or (B) is necessary under any Requirement of Law and (2) not do anything to impair, in any material respect, the rights of the Issuer in the Purchased Receivables or under the underlying Credit Card Agreements.

         (n) Continuing Compliance with the UCC. Each of the Seller and the Servicer shall, at its expense, preserve, continue and maintain or cause to be preserved, continued and maintained the Issuer's valid and properly protected and perfected title to each Purchased

Receivable, including without limitation filing or recording UCC financing statements in each relevant jurisdiction.

         (o) Further Action Evidencing Purchases. Each of the Seller and the Servicer shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and that the Issuer may reasonably request, in order to protect or more fully evidence the Issuer's right, title and interest in the Purchased Receivables and its rights under the Credit Card Agreements with respect thereto, or to enable the Issuer to exercise or enforce any such rights, and without limiting the generality of the foregoing, (1) the Seller shall, upon the request of the Issuer, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or, in the opinion of the Issuer, advisable, (2) the Seller shall provide to the Issuer upon request copies of any records relating to the Purchased Receivables and any records reasonably related to determining compliance with the Transaction Documents, (3) the Seller shall hereby irrevocably authorize the Issuer to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Purchased Receivables sold or to be sold by the Seller, or the underlying Credit Card Agreements with respect thereto, without the signature of the Seller where permitted by law,
(4) if the Seller or the Servicer fails to perform any of its agreements or obligations under this Agreement, the Issuer may (but shall not be required to) perform, or cause the performance of, such agreements or obligations, and the costs and expenses of the Issuer incurred in connection therewith shall be payable by the Seller as provided in Section 10.06 of this Agreement and (5) each of the Seller and the Servicer shall (A) indicate on its books and records that the Purchased Receivables have been sold and assigned to the Issuer, and provide to the Issuer and the Indenture Trustee, upon request, copies of such records, (B) obtain the agreement of any Person having a Lien in and to any Receivable owned by the Seller and to be sold to the Issuer hereunder (other than any Lien created, imposed or contemplated by any of the Transaction Documents) to release such Lien upon the sale of any such Receivable to the Issuer and (C) notify the Issuer promptly after obtaining knowledge that any Purchased Receivable has become subject to a Lien other than any Lien created, imposed or contemplated by any of the Transaction Documents.

         (p) Receivables Processing Facility; Storage Facility. JNB shall (1) maintain its facilities from which it services the Purchased Receivables in substantially its present condition, ordinary wear and tear excepted, or in better condition, or such other facility of similar quality, security and safety as JNB may select from time to time, (2) make all property tax payments, lease payments and all other payments with respect to such facility, including any indebtedness secured by such facility, whether JNB shall be the Servicer or a Successor Servicer shall have been appointed, and (3) (A) ensure that any Successor Servicer shall have complete and unrestricted access, at JNB's expense, to such facility and all computers and other systems relating to the servicing of the Purchased Receivables, (B) use its best efforts to retain the employees based at such facility to provide assistance to any Successor Servicer after the appointment of such Successor Servicer and (C) continue to store on a daily basis all back-up files relating to the Purchased Receivables and the servicing of the Purchased Receivables at ARCUS, 7430 Whitehall Street, Richland Hills, Texas 76118, or such other storage facility of similar quality, security and safety as JNB may select from time to time, until, in the case of clauses (3)(A), (3)(B) and (3)(C) of this Section 5.01(p), the earlier of (x) the indefeasible payment in full in cash of the principal and interest of the Notes of all Series payable in accordance with the Indenture, (y) the receipt by the Indenture Trustee of all Collections in respect of all Purchased Receivables and (z) the time that a Successor Servicer is able to perform its obligations under this Agreement without the assistance of JNB.

         (q) Tradenames. The Seller shall promptly notify the Issuer and the Indenture Trustee of any tradenames of the Originators additional to those set forth on Schedule I to this Agreement.

         (r) Sale Treatment. The Seller and the Servicer shall perform the transactions contemplated by this Agreement in a manner that is consistent in all material respects with the Issuer's ownership interest in the Purchased Receivables under applicable law.

         (s) Non-consolidation with Issuer. The Seller shall operate its business in such a manner that the Issuer will not be substantively consolidated with the Seller or any Affiliate of the Seller.

         Section 5.02. Negative Covenants of the Seller and Servicer. So long as the Issuer shall have any interest in any Purchased Receivable, unless the Issuer and the Majority Noteholders otherwise consent in writing:

         (a) Liens. Neither the Seller nor the Servicer shall, except as otherwise provided in or contemplated by this Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Purchased Receivables, any Accounts or any Credit Card Agreements with respect thereto, or assign any right to receive proceeds in respect thereof, except as set forth in or as contemplated by, and for Liens created, imposed or contemplated by, any of the Transaction Documents; provided that, nothing in this Section 5.02(a) or in any other provision hereof or in any other Transaction Document shall prohibit or be deemed to prohibit the Seller or an Affiliate of the Seller from selling, assigning or otherwise transferring, or financing, any accounts or chattel paper (other than the Purchased Receivables) of the Seller or such Affiliate pursuant to any factoring or other arrangements.

         (b) Change in Business. Neither the Seller nor the Servicer shall make any material change in the type of business it conducts on the Initial Issuance Date that would have a material adverse effect on the rights and remedies of the Indenture Trustee and the Noteholders of any Series under any Transaction Document.

         (c) Change in Payment Instructions to Obligors. Neither the Seller nor the Servicer shall instruct the Obligors of any Purchased Receivables to make any payments with respect to such Purchased Receivables other than as described in this Agreement or in the Indenture.

                                  ARTICLE VI

                          ADMINISTRATION AND SERVICING
                            OF PURCHASED RECEIVABLES

         Section 6.01. Appointment of and Acceptance by the Servicer of Servicing Obligations. The Issuer hereby appoints JNB as Servicer of the Purchased Receivables. JNB agrees to act as the Servicer under this Agreement, pursuant to and in accordance with the terms of this Agreement and the Indenture, on behalf of the Issuer and the Indenture Trustee, it being understood that the relationship of the Servicer to the Indenture Trustee is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent. The Servicer shall (1) service and administer each Account and collect and enforce the Purchased Receivables due thereunder, (2) except as otherwise limited by this Agreement, exercise all discretionary powers involved in such management, administration and collection and (3) except as otherwise provided in the Transaction Documents, bear all costs and expenses incurred in connection therewith that may be necessary or advisable and permitted for carrying out the transactions contemplated by this Agreement and the Indenture. Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with Cardholders, investigating payment delinquencies and maintaining internal records with respect to each Cardholder. Managerial services performed by the Servicer on behalf of the Issuer include providing related data processing and reporting services for Noteholders of any Series and on behalf of the Indenture Trustee and, with respect to any Series, performing any other services required pursuant to the related Indenture Supplement. Although physical possession of the agreements, documents and files relating to the Receivables may be held by the respective stores generating the Accounts, the Servicer, pursuant to the terms of this Agreement, will be responsible for maintaining custody of such documents relating to the Receivables. In the servicing and administration of the Accounts and the collection and enforcement of the Purchased Receivables due thereunder, the Servicer shall exercise a degree of skill and care consistent with those of a reasonable and prudent servicer of retail credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care that it has exercised in servicing Receivables of the Seller and Affiliates of the Seller, and the Servicer shall comply and perform in accordance with the Credit Card Guidelines, except to the extent that failure to so comply or perform (1) would not have a material adverse effect on the rights and remedies of the Indenture Trustee and the Noteholders of any Series under any Transaction Document or (2) is necessary under any Requirement of Law. In the ordinary course of business, the Servicer may at any time delegate or subcontract any of its duties under this Section
6.01 to any Person who agrees to conduct such duties in accordance with the terms of this Agreement and the Credit Card Guidelines; provided that, such delegation or subcontract shall not relieve the Servicer of any of its liabilities and responsibilities with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.10(a) of this Agreement.

         Section 6.02. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses incurred as the Servicer, the Servicer shall be entitled to receive on each Payment Date
(i) from any funds available for such payment, the Monthly Servicing Fee payable with respect to each Series, pursuant to the applicable Indenture Supplement and (ii) from the Issuer, an amount equal to one-twelfth of the Servicing

Fee less the Monthly Servicing Fee. The Servicer shall bear all costs and expenses (without right of reimbursement other than the Servicing Fee) incurred in connection with performing its servicing activities under this Agreement, including, without limitation, fees and disbursements of independent accountants, fees and expenses incurred in collecting Purchased Receivables and generating Recoveries, and all other expenses incurred by the Servicer in connection with its servicing activities under this Agreement; provided that, in no event shall the Servicer be liable for any Federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Indenture Trustee, any Noteholder of any Series or the Issuer. The Servicer shall be required to pay such costs and expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee.

         Section 6.03. Reports and Statements.

         (a) Daily Report. On each Business Day, the Servicer shall prepare a Daily Report on the basis of the sales and collections figures reported the previous day or days from the Servicer's central computer processing center. The Daily Report shall report, among other things, the dollar amount of Receivables originations reported to the Servicer since the preceding Daily Report and the dollar amount of Collections and Recoveries received in the Collection Account for the applicable day or applicable days covered by such Daily Report (or, in the case of a Daily Report delivered on a day following a Saturday, Sunday or other non-Business Day, the aggregate of such activity for the preceding Business Day and such non-Business Days). By 12:00 Noon (New York City time) on each Business Day, the Servicer shall deliver the Daily Report to the Issuer, the Seller and the Indenture Trustee, which Daily Report shall be certified by a Financial Officer of the Servicer; provided that, if a Force Majeure or a "system failure" or other similar technical failure in the operations of the Servicer shall occur that prevents the preparation or delivery of any Daily Report within such time, the Servicer shall use its best efforts to recreate Daily Reports not produced as a result thereof or, if the Servicer is unable to recreate such Daily Reports, the Servicer shall prepare a composite Daily Report for each missed day and, in either case, the Servicer shall deliver such Daily Reports to the Issuer, the Seller and the Indenture Trustee within three Business Days of the date such Daily Report(s) were otherwise required to be delivered. Upon the discovery of any material error in any Daily Report by the Issuer, the Seller, the Servicer or the Indenture Trustee, the Issuer, the Seller, the Servicer and the Indenture Trustee shall confer and shall agree upon any necessary adjustments to correct any such error. Unless the Issuer and the Indenture Trustee have received actual notice of any such error, the Issuer and the Indenture Trustee may rely on any Daily Report for all purposes under this Agreement and the other Transaction Documents.

         (b) Monthly Settlement Statement. With respect to each Series, the Servicer shall on each Determination Date, by 12:00 Noon (New York City time), prepare and deliver to the Issuer, the Seller, the Indenture Trustee and each Rating Agency, the Monthly Settlement Statement for the related Settlement Period, certified by a Financial Officer of the Servicer; provided that, with respect to any Monthly Settlement Statement, if a Force Majeure or a "system failure" or other similar technical failure in the operations of the Servicer shall occur that prevents the preparation or delivery of any Monthly Settlement Statement, a Monthly Settlement Statement containing all information for each day required to be included therein shall be prepared and delivered to the Issuer, the Seller and the Indenture Trustee within three

Business Days of the date such Monthly Settlement Statement was otherwise required to be delivered.

         (c) Annual Independent Public Accountant's Servicing Report. The Servicer shall, no later than September 30 of each year (commencing September 30, 2000), cause either Arthur Andersen LLP, PricewaterhouseCoopers LLP, Deloitte Touche Tohmatsu, Ernst & Young LLP or KPMG LLP (or any of their successors in interest) (which firm may also render other services to the Servicer or any Affiliate thereof) to furnish a report, as of July 31 of such year, to the Issuer, the Seller, each Rating Agency and the Indenture Trustee, performing certain agreed upon procedures with respect to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in this Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. Each such accountants' report shall state that the accountants have compared the amounts contained in one randomly selected Daily Report from each fiscal quarter and two randomly selected Monthly Settlement Statements delivered by the Servicer during the period covered by such report with the records from which such amounts were derived and that, on the basis of such comparison, such accountants are of the opinion that the amounts are in agreement with such records, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.

         (d) Compliance Statements. The Servicer shall deliver to the Issuer and to the Indenture Trustee, on or before September 30 of each year (beginning September 30, 2000) a certificate signed by a Financial Officer of the Servicer stating that (1) a review of its activities relating to the servicing of the Accounts during the prior year ending July 31 and performance under this Agreement and the Indenture has been made under such officer's supervision, and
(2) to the best of such officer's knowledge, based on such review, it has fulfilled all its obligations under this Agreement throughout the period covered by such certificate, or, if there has been a material default in the fulfillment of any such obligations, specifying each such default known to such officer and the nature and status thereof.

         Section 6.04. Collection Procedures.

         (a) Collection Deposits and Transfers. On or before the Initial Issuance Date, the Servicer, the Seller and the Issuer shall have established and shall maintain thereafter the system of collecting and processing Collections of Purchased Receivables set forth in this Section 6.04. The Obligors may make payments on Purchased Receivables only (1) by check mailed to the Post Office Boxes (such payments, upon receipt in the Post Office Boxes being referred to as "Mail Payments") or (2) by cash or check to the Servicer or at stores operated by the Originators as the case may be (such payments, upon receipt by such stores, being referred to as "Store Payments"). With respect to all Mail Payments, the Servicer shall (A) remove such Mail Payments, or cause such Mail Payments to be removed, from the Post Office Boxes on each Business Day, and process such payments by recording the amount of the payment received from each Obligor and the applicable Account number, (B) no later than one Business Day following the receipt of any Mail Payments in the Post Office Boxes, deposit such Mail Payments, or cause such Mail Payments to be deposited, in a Collection Deposit Account and (C) transfer, or cause to be transferred, such Mail Payments to the Collection Account (excluding, with certain exceptions, certain portions thereof allocable to the Seller) on the same day that such funds become available. With respect to all Store Payments, the Servicer and the Seller shall (1) cause all Store Payments to be
(A) processed as soon as possible after such payments are received by the Seller or the Servicer and (B) deposited in the Local Store Bank Accounts no later than one local (with respect to the location of the applicable Local Store Bank Account) business day following the day of such receipt and (2) no later than two local (with respect to the location of the applicable Local Store Bank Account) business days following such initial receipt by such store, transfer, or cause to be transferred, such Store Payments to the Collection Account (excluding, with certain exceptions, certain portions thereof allocable to the Seller).

         (b) Force Majeure. If any deposits or transfers prescribed by Section 6.04(a) of this Agreement cannot be made within the time period specified in such Section 6.04(a) as a result of a Force Majeure or a depository institution's failure to so deposit or transfer, so long as such deposits or transfers are made promptly after the cessation of such Force Majeure or a depository institution's failure to so deposit or transfer, but in no event later than three Business Days or local business days (with respect to the location of the applicable Local Store Bank Account), as the case may be, after such time period specified, the provisions of such Section 6.04(a) shall be deemed to have been fully complied with.

         (c) Deposit of Recoveries. The Servicer shall deposit, or cause to be deposited, all Recoveries in accordance with Section 6.04(a) of this Agreement.

         (d) Funds Held in Trust. Any funds held by the Seller or the Servicer representing Collections of Purchased Receivables shall, until deposited in a Collection Deposit Account or the Collection Account, be held in trust by the Seller or the Servicer, as the case may be, for and as the Indenture Trustee's property pursuant to the terms of the Indenture, and, except as provided in
Section 6.04(a) of this Agreement with respect to Store Payments, shall not be commingled with the Seller's or the Servicer's other funds or property.

         (e) Waiver of Set-off. The Seller and the Servicer irrevocably waive any right to set off against, or otherwise deduct from, any Collections.

         (f) Bank Accounts. The Seller agrees that it shall have no bank account, deposit account or trust account for the collection of Purchased Receivables other than the Local Store Bank Accounts, and that it shall not make or maintain any deposits from Collections in any bank account, deposit account or trust account other than the Local Store Bank Accounts and Collection Deposit Accounts.

         Section 6.05. Allocations and Applications of Collections. Collections deposited into the Collection Account shall be allocated, transferred and distributed in accordance with the Indenture.

         Section 6.06. Maintenance of Property; Insurance. The Servicer shall
(1) maintain all property and assets necessary to its business as Servicer in good working order and condition (normal wear and tear excepted), (2) furnish to the Issuer such information as may be reasonably requested by the Issuer as to the insurance carried by the Servicer with respect to its business, (3) within five days of receipt of notice from any insurer, furnish the Issuer with a copy of any notice of cancellation or material change in coverage from that existing on the Issuance Date, (4) promptly, furnish the Issuer with notice of any cancellation or nonrenewal of such insurance coverage, (5) maintain disaster recovery systems and back-up computer and other information management systems that, in the Servicer's reasonable judgment, are sufficient to protect its business as Servicer against material interruption or loss in the event of damage to, or loss or destruction of, its primary computer and information management systems and (6) furnish to the Issuer and to the Indenture Trustee, acting at the written direction of the Majority Noteholders, upon written request, all relevant information as to such disaster recovery systems and back-up computer and information management systems, except, in the case of clause (1) of this Section 6.06, to the extent failure of the Servicer to so maintain such property and assets would not have an Adverse Effect.

         Section 6.07. Access to Certain Documentation Regarding the Purchased Receivables. The Servicer shall provide the Issuer and the Indenture Trustee, and their respective representatives, access to the documentation regarding the Accounts and the Purchased Receivables in such cases where the Issuer is required, in connection with the enforcement of the rights of the Issuer, the Indenture Trustee or any Noteholder of any Series, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (1) upon two Business Days prior notice (provided that, no such prior notice shall be required if an Early Amortization Event has occurred and is continuing) , (2) during normal business hours, (3) subject to the Servicer's normal security and confidentiality procedures and (4) at offices designated by the Servicer. The obligation of the Servicer to provide access to such documentation shall survive the Servicer's termination as Servicer. Nothing in this Section 6.07 shall derogate from any obligation to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section
6.07 as a result of any such obligation shall not constitute a breach of this
Section 6.07.

         Section 6.08. Certain Responsibilities of the Servicer and the Seller. Notwithstanding anything in this Agreement to the contrary, (1) the Seller shall perform all its obligations under the Credit Card Guidelines related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred to the Issuer hereunder, (2) the exercise by the Issuer of any of its rights under this Agreement shall not relieve the Seller or the Servicer from such of its obligations under this Agreement with respect to such Purchased Receivables (other than the obligations of any predecessor Servicer under this Agreement with respect to which the Issuer has terminated the appointment of such Servicer as the Servicer) and (3) except as provided by law, the Issuer shall not have any obligation or liability with respect to any Purchased Receivables or the underlying Credit Card Agreements, nor shall the Issuer be obligated to perform any of the obligations or duties of the Seller or the Servicer thereunder.

         Section 6.09. Limitation on Liability of the Seller and Others. No recourse under or upon any obligation or covenant of this Agreement, or the Purchased Receivables, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, shareholder, employee, officer or director, in its capacity as such, past, present or future, of any party hereto or of any successor party, either directly or through such party, whether by virtue of any constitution or statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that this Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, shareholders, employees, officers or directors, as such, of any such party or of any successor party, or any of them, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in the Purchased Receivables or implied therefrom, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement or in the Purchased Receivables or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement. The Issuer, the Seller, the Servicer, the Indenture Trustee and any of their respective directors, officers or employees may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Section 6.10. Successor Servicer.

         (a) Servicer Resignation. The Servicer shall not resign from its obligations and duties under this Agreement except either (i) upon a determination that the performance of its duties hereunder is no longer permissible under applicable law or (ii) upon satisfaction of the Rating Agency Condition. Any such determination permitting the resignation of the Servicer pursuant to clause (i) of the immediately preceding sentence shall be evidenced by an opinion of counsel to such effect delivered to the Issuer, the Seller and the Indenture Trustee. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with this Section 6.10 of this Agreement.

         (b) Servicer Default. Any of the following events shall constitute a "Servicer Default":

         (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Indenture Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under this Agreement or any Indenture Supplement and the continuation of such failure for five Business Days after it became aware or should have become aware of such failure;

         (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer hereunder which has a material adverse effect on the Noteholders of any Series issued and outstanding and which continues unremedied for a period of sixty days after written notice and continues to have a material adverse effect on such Noteholders of any Series then outstanding; or the delegation by the Servicer of its duties under this Agreement, except as specifically permitted hereunder;

         (iii) any representation, warranty or certification made by the Servicer in this Agreement, or in any certificate delivered pursuant to this Agreement, proves to have been incorrect when made which has a material adverse effect on the Noteholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of sixty days after written notice and continues to have a material adverse effect on such Noteholders; or

         (iv) one of the events set forth in subsections 10.01(a)(i) or (ii) of the Indenture shall have occurred with respect to the Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of ten Business Days, or referred to under clause (ii) or (iii) for a period of sixty Business Days (in addition to any period provided in (i), (ii) or (iii)), shall not constitute a Servicer Default until the expiration of such additional ten or sixty Business Days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by Force Majeure. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Indenture Trustee, any provider of Enhancement, the Seller and Noteholders of each Series issued and outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

         In the event of any Servicer Default, either the Indenture Trustee or the Majority Noteholders, by written notice to the Servicer (and to the Indenture Trustee if given by the Noteholders of each Series), may terminate all of the rights and obligations of the Servicer as servicer under this Agreement and in and to the Receivables and the proceeds thereof and the Indenture Trustee may appoint a new Servicer (a "Service Transfer"), provided that, notwithstanding any such termination, such terminated Servicer shall remain responsible for any acts or omissions to act by it as Servicer prior to such termination. On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or, if no such date is specified in the Servicer Termination Notice, until a date mutually agreed upon by the Servicer and the Issuer.

         (c) Appointment of Successor Servicer; Optional Repurchase of Purchased Receivables. As promptly as possible after the giving of a notice to the Servicer of the termination of the rights and obligations of the Servicer as servicer under this Agreement pursuant to Section 6.10(b) hereof, the Indenture Trustee shall, acting at the written direction of the Majority Noteholders, or if no such direction is received the Indenture Trustee may appoint an Eligible Servicer as a successor servicer (the "Successor Servicer") and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee. On the date that a Successor Servicer shall have been so appointed and shall have accepted such appointment, all authority and power of the Servicer under this Agreement shall pass to and be vested in such Successor Servicer. The Indenture Trustee, acting at the written direction of the Majority Noteholders, is hereby authorized and empowered to (1) upon the failure of the predecessor Servicer to cooperate, execute and deliver, on behalf of the predecessor Servicer as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the predecessor Servicer to execute or deliver such documents or instruments and (2) do and accomplish all other acts or things necessary or appropriate, in either case to effect the purposes of such transfer of servicing rights. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under this Agreement shall pass to and be vested in the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. The Successor Servicer shall not be liable in any respect for any duties, responsibilities, obligations or liabilities of any predecessor Servicer except as set forth in this Section. In the event the Indenture Trustee becomes the Successor Servicer, the prior Servicer must agree to indemnify the Indenture Trustee against any claims or expenses arising out of such prior servicing performance. The Issuer and the Indenture Trustee may obtain bids from any potential Successor Servicer. If the Issuer and the Indenture Trustee are unable to obtain any bids from any potential Successor Servicer and the Servicer delivers to the Issuer and the Indenture Trustee an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Indenture Trustee is legally unable to act as Successor Servicer, then the Indenture Trustee shall give the Seller the right of first refusal to purchase the Purchased Receivables on terms equivalent to the best purchase offer as determined by the Indenture Trustee, but in no event less than an amount equal to the Invested Amount on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Notes at the applicable interest rate through the date of such purchase; provided, however, that no such purchase by the Seller shall occur unless the Seller shall deliver to the Indenture Trustee and each Rating Agency an Opinion of Counsel reasonably acceptable to the Indenture Trustee that such purchase would not constitute a fraudulent conveyance of the Seller. The proceeds of such sale shall be deposited in the Collection Account for distribution to the holders of each outstanding Series of Notes. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution qualifying as an Eligible Servicer as the Successor Servicer hereunder.

         (d) Agreement to Cooperate; Servicing Transfer. In connection with any succession of servicing under this Agreement, the predecessor Servicer agrees to cooperate with the Issuer and the Indenture Trustee and the Successor Servicer in effecting such succession under this Agreement, including without limitation (1) the transfer to the Successor Servicer of all authority of the Servicer to service the Accounts provided for under this Agreement (including without limitation all authority over all Collections which shall on the date of transfer be held by the predecessor Servicer for deposit, or which shall thereafter be received by the predecessor Servicer with respect to the Accounts) and (2) the prompt transfer by the predecessor Servicer to the Successor Servicer of (a) the predecessor Servicer's electronic records relating to the Accounts and the Purchased Receivables in such electronic form as the Successor Servicer may reasonably request and (b) all other records, correspondence and documents necessary for the continued servicing of the Accounts in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 6.10(d) shall require the predecessor Servicer to disclose to the Successor Servicer information of any kind which the predecessor Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the predecessor Servicer shall deem necessary to protect its interests. All costs and expenses incurred in connection with a transfer of servicing under this Agreement shall be borne by the predecessor Servicer. The Seller shall, upon request at all times, provide such information and assistance to the predecessor Servicer or the Successor Servicer as shall be required for the predecessor Servicer or the Successor Servicer to perform its obligations under this Agreement.

         (e) Successor Servicer. Upon its appointment, any Successor Servicer shall be the successor in all respects to the predecessor Servicer with respect to all servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. The Successor Servicer shall expressly be authorized to delegate any of its duties under this Agreement to the predecessor Servicer on and after the date of any transfer of servicing pursuant to Section 6.01 of this Agreement; provided, however, that the Successor Servicer, as Servicer hereunder, shall continue to be fully responsible for the performance of any duties so delegated.

         Section 6.11. Termination of Authority. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and the Indenture and shall pass to and be vested in the Seller, and the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Purchased Receivables, including without limitation the transfer by the Servicer to the Seller, in the manner and at such times as the Seller shall request, of (1) the Servicer's electronic records relating to the Accounts and the Purchased Receivables therein in such electronic form as the Seller may request and (2) all other records, correspondence and documents relating to the Purchased Receivables. To the extent that compliance with this Section 6.11 shall require the Servicer to disclose to the Seller information of any kind which the Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall reasonably deem necessary to protect its interests.

         Section 6.12. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

         (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, or shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee in form satisfactory to the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

         (ii) the Servicer shall have delivered to the Indenture Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement complies with this Section 6.12 and that all conditions precedent herein provided for relating to such transaction have been complied with and an opinion of counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

         (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer;

provided, however, that the sale of Receivables by JNB to JCC shall not constitute the conveyance or transfer of properties and assets substantially as an entirety.

                                  ARTICLE VII

                       ADDITIONAL RIGHTS AND OBLIGATIONS
                    IN RESPECT OF THE PURCHASED RECEIVABLES

         Section 7.01. Collection of Receivables; Rights of the Issuer and its Assignees.

         (a) The Issuer (and its assignees) may at any time (1) notify the Obligors of the Issuer's ownership of the Purchased Receivables and direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Issuer or its designee and (2) give notice, or require that the Seller, at the Seller's expense, give notice of such ownership to each such Obligor and direct that all payments of such amounts be made directly to the Issuer or its designee;

         (b) Each of the Seller and the Servicer shall (1) upon the Issuer's (or its assignee's) request, and at the Seller's or the Servicer's expense, (A) assemble all the Seller's or the Servicer's documents, instruments and other records (including without limitation credit files and computer tapes or disks) that evidence or will evidence or record Purchased Receivables or the underlying Credit Card Agreements relating to the Purchased Receivables and that are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the "Documents") and (B) deliver the Documents to the Issuer or its designee at a place designated by the Issuer; and (2) deliver to the Issuer, its designees or assignees all computer programs, material and data necessary to the immediate collection of the Purchased Receivables by the Issuer, or a party designated by the Issuer, with or without the participation of the Seller or the Servicer; and

         (c) The Seller hereby irrevocably authorizes the Issuer and its designee or assignees to take any and all steps in the Seller's name and on the Seller's behalf necessary or desirable, in the reasonable opinion of the Issuer and any such designee or assignee, to collect all amounts due under the Purchased Receivables, including, without limitation, opening mail received at the Post Office Boxes, endorsing the Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and the underlying Credit Card Agreements and exercising all rights and remedies in respect thereof.

                                 ARTICLE VIII

                                INDEMNIFICATION

         Section 8.01. Indemnification

         (a) In accordance with subsections (b) or (c) below, the Seller or the Servicer shall indemnify the Issuer, the Owner Trustee, the Noteholders of each Series and the Indenture Trustee and each of their respective directors, officers, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the acts or omissions of the Seller or the Servicer in performing its duties hereunder; provided, however, that the Seller or the Servicer shall not indemnify (i) the Issuer or the Noteholders of any Series for any liabilities, costs and expenses with respect to Federal, state or local income or franchise taxes required to be paid by the Issuer or the Noteholders of any Series or (ii) the Issuer, the Noteholders of any Series or the Indenture Trustee for liabilities imposed by reason of any gross negligence, willful misconduct or bad faith of the Indenture Trustee.

         (b) Without limiting or being limited by the foregoing, the Seller shall pay on demand to the Issuer or the Indenture Trustee, as the case may be, any and all amounts necessary to indemnify the Issuer or the Indenture Trustee, as the case may be, from and against any loss, liability, expense, damage or injury (any such amount or any amounts payable pursuant to subsection (a) hereof collectively referred to as "Seller Indemnified Amounts") and all Seller Indemnified Amounts relating to or resulting from:

         (i) the sale of any Receivable of the Seller that is not at the date of such sale an Eligible Receivable;

         (ii) reliance on any written representation or warranty made or deemed made by the Seller under or in connection with this Agreement that shall prove to have been false or misleading in any material respect when made or deemed made;

         (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Purchased Receivable or the related Credit Card Agreement, or the nonconformity of any Purchased Receivable or the related Credit Card Agreement with any such applicable law, rule or regulation;

         (iv) the failure by the Seller to have filed, or any delay by the Seller in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Issuer's interest in any Purchased Receivables;

         (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (including without limitation a defense based on such Purchased Receivable or the related Credit Card Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim of the Obligor resulting from the sale of the merchandise or services related to any such Purchased Receivable or the furnishing or failure to furnish such merchandise or services;

         (vi) any failure of the Seller to perform its duties or obligations in all material respects under this Agreement, the Indenture and each Credit Card Agreement;

         (vii) any products liability claim arising out of or in connection with merchandise, insurance or services that are the subject of any charge pursuant to any Credit Card Agreement;

         (viii) except as provided in Section 6.04 of this Agreement with respect to Store Payments, the commingling of Collections of Purchased Receivables at any time with other funds other than funds of the Issuer;

          (ix) any investigation, litigation or proceeding in respect of this Agreement, any Purchased Receivable or any Credit Card Agreement;

          (x) the payment by the Issuer of any taxes owed by the Seller, including, without limitation, Federal, state or local income taxes, excise taxes or business taxes, or any tax liens of the Pension Benefit Guaranty Corporation, or any successor thereto, asserted under the Employee Retirement Income Security Act of 1974, as amended from time to time, to which the Purchased Receivables are made subject as a result of the Issuer being an Affiliate of the Seller;

          (xi) any claim arising under any patent, trademark or license or any interest therein (including without limitation any software license) owned by the Issuer or the Seller or used by the Issuer or the Seller in connection with the Purchased Receivables; or

         (xii) any amounts required to be paid by the Issuer pursuant to
     Section 11.04 of the Indenture.

         Notwithstanding the foregoing, the Seller shall not under any circumstances indemnify the Issuer (or its designees or assignees) for any Seller Indemnified Amounts that result from any default by any Obligor with respect to any Purchased Receivables, other than resulting from the circumstances described in clause (i), (iii) or (vi) above.

         (c) Without limiting or being limited by the foregoing, the Servicer shall pay on demand to the Issuer or the Indenture Trustee, as the case may be, any and all amounts necessary to indemnify the Issuer or the Indenture Trustee, as the case may be, from and against any loss, liability, expense, damage or injury (any such amount or any amounts payable pursuant to Subsection (a) hereof collectively referred to as "Servicer Indemnified Amounts") and all Servicer Indemnified Amounts relating to or resulting from:

         (i) reliance on any written representation or warranty made or deemed made by the Servicer under or in connection with this Agreement that shall prove to have been false or misleading in any material respect when made or deemed made;

         (ii) any failure of the Servicer to perform its duties or obligations in all material respects under this Agreement, the Indenture and each Credit Card Agreement;

         (iii) except as provided in Section 6.04 of this Agreement with respect to Store Payments, the commingling of Collections of Purchased Receivables at any time with other funds other than funds of the Issuer;

         (iv) any investigation, litigation or proceeding in respect of this Agreement, any Purchased Receivable or any Credit Card Agreement;

         (v) the payment by the Issuer of any taxes owed by the Servicer, including, without limitation, Federal, state or local income taxes, excise taxes or business taxes, or any tax liens of the Pension Benefit Guaranty Corporation, or any successor thereto, asserted under the Employee Retirement Income Security Act of 1974, as amended from time to time, to which the Purchased Receivables are made subject as a result of the Issuer being an Affiliate of the Servicer; or

         (vi) any claim arising under any patent, trademark or license or any interest therein (including without limitation any software license) owned or used by the Servicer in connection with the Purchased Receivables.

         Notwithstanding the foregoing, the Servicer shall not under any circumstances indemnify the Issuer (or its designees or assignees) for any Servicer Indemnified Amounts that result from any default by any Obligor with respect to any Purchased Receivables, other than resulting from the circumstances described in clause (ii) above.

         (d) In the event of a Service Transfer, the Successor Servicer shall indemnify the Seller for any losses, claims, damages and liabilities of the Seller as described in this paragraph arising from the actions or omissions of such Successor Servicer.

         (e) Except as provided in Section 8.01(a), (b) and (c), none of the Seller, the Servicer or any of their directors, officers, employees or agents shall be under any other liability to the Indenture Trustee, the Issuer, the Noteholders of any Series or any other Person for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement. However, none of the Seller, the Servicer or any of their directors, officers, employees or agents shall be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such Person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

         (f) In addition, the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under this Agreement, nor is any Successor Servicer liable for any acts of any of its predecessor Servicers. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Noteholders of any Series with respect to this Agreement and the rights and duties of the parties thereto and the interest of the Noteholders of any Series thereunder.

                                  ARTICLE IX

                               INSOLVENCY EVENTS

         Section 9.01. Rights upon the Occurrence of an Insolvency Event. If the Seller shall consent or fail to object to the appointment of a bankruptcy Indenture Trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller of, or relating to all or substantially all of the Seller's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy Indenture Trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such entity's affairs, or notwithstanding an objection by the Seller any such action shall have remained undischarged or unstayed for a period of 60 days or upon entry of any order or decree providing for such relief; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such act or occurrence being an "Insolvency Event"), the Seller shall, on the day any such Insolvency Event occurs (the "Appointment Date"), immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to the Issuer and the Indenture Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables and Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables shall continue to be a part of the Collateral and shall be allocated and distributed to Noteholders in accordance with the terms of each Indenture Supplement.

                                   ARTICLE X

                                 MISCELLANEOUS

         Section 10.01. Amendments, etc. No amendment or waiver of any provision of this Agreement, or consent to any departure therefrom by the Issuer, the Seller or the Servicer shall in any event be effective unless (a) the same shall be in writing and signed by the Issuer, the Seller and the Servicer and (b) if required pursuant to Section 13.03 of the Indenture, the Majority Noteholders have consented or agreed to consent thereto and the Rating Agency Condition shall have been satisfied. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         Section 10.02. Notices, etc. All notices and other communications provided under this Agreement shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be delivered in hand, mailed by United States certified or registered first class mail, sent by overnight courier, telegraphed, telexed, transmitted, telecopied or cabled:

         (a) If to the Issuer, to it at:

                 Zale Funding Trust
                 c/o Wilmington Trust Company, as Owner Trustee
                 Rodney Square North
                 1100 North Market Street
                 Wilmington, Delaware 19890

                 Attention:       Corporate Trust
                                  Administration

                 Telephone        (302) 651-1000
                 Telecopy         (302) 651-8882

            with separate copies to:

                 General Counsel and Secretary
                 and
                 Treasurer, Finance Department
                 Zale Corporation
                 901 West Walnut Hill Lane
                 Irving, Texas 75038

                 Telephone        (972) 580-4576
                 Telecopy         (972) 580-5238

         (b) If to the Seller, to it at:

                 901 West Walnut Hill Lane
                 Irving, Texas 75038

                 Attention:       General Counsel and Secretary
                                  and
                                  Treasurer, Finance Department

                 Telephone        (972) 580-4576
                 Telecopy         (972) 580-5238

         (c) If to JNB, to it at:

                 2035 West 4th Street
                 Tempe, Arizona 85281

                 Attention:       President

                 Telephone        (972) 580-4965
                 Telecopy         (972) 580-4673
             with separate copies to:

                 General Counsel and Secretary
                 and
                 Treasurer, Finance Department
                 Zale Corporation
                 901 West Walnut Hill Lane
                 Irving, Texas 75038

                 Telephone        (972) 580-4576
                 Telecopy         (972) 580-5238

         (d) If to Moody's, to it at:

                 99 Church Street
                 New York, New York 10007
                 Attention:  ABS Monitoring Department

                 Telephone        (212) 285-4082
                 Telecopy         (212) 553-4600

         (e) If to Standard & Poor's, to it at:

                 55 Water Street
                 New York, New York 10041
                 Attention:  Asset Backed Group

                 Telephone        (212) 438-2000
                 Telecopy         (212) 412-0323

or, as to each such party, at such other address as shall be designated by such party in a written notice to all other parties. All notices and other communications given under this Agreement in accordance with the provisions of this Agreement shall be deemed to have been given (1) on the date of receipt if delivered by hand or overnight courier service or cabled or sent by telex, telecopy or other telegraphic communications equipment of the sender or (2) on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.02.

         Section 10.03. No Waiver; Cumulative Remedies. No failure on the part of any party to this Agreement to exercise, and no delay by any such party in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 10.04. Binding Effect. This Agreement shall become effective, as of the date first above written, when it shall have been executed by the Issuer, the Seller and the Servicer. From and after the date this Agreement shall have so become effective, this Agreement shall be binding upon and inure to the benefit of the Issuer, the Seller and the Servicer, and their respective successors and assigns (including without limitation the Indenture Trustee), except that neither the Seller nor the Servicer shall have the right to assign its rights under this Agreement or any interest in this Agreement without the prior written consent of the Issuer. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of
(1) the time at which all outstanding amounts with respect to the Notes have been paid in full in cash and (2) the time of final application of all remaining Collateral to the repayment of all outstanding amounts with respect to the Notes; provided that, the indemnification provisions of Article VIII of this Agreement shall be continuing and shall survive any termination of this Agreement.

         Section 10.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS; AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.06. Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Issuer under Article VIII of this Agreement, the Seller agrees to pay on demand (1) all reasonable costs and expenses of the Issuer in connection with the preparation, execution and delivery of this Agreement and the documents to be delivered hereunder, including without limitation the reasonable fees and out-of-pocket expenses of counsel for the Issuer with respect thereto and with respect to advising the Issuer as to its rights and remedies under this Agreement, (2) all reasonable costs and expenses of the Issuer (including without limitation the reasonable fees and out-of-pocket expenses of counsel for the Issuer) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the documents to be delivered hereunder, (3) any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder (and the Seller agrees to hold the Issuer harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees) and
(4) all fees, expenses and disbursements of the Indenture Trustee (including the reasonable fees and expenses of its counsel).

         Section 10.07. Headings. All section and subsection headings and the Table of Contents used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         Section 10.08. License. To the extent so provided in any Indenture Supplement, upon the occurrence and during the continuance of certain Early Amortization Events specified in such Indenture Supplement, each of the Seller and the Servicer shall be deemed to have granted to the Issuer a non-exclusive and, except to the extent provided below, non-transferable, license to use the various tradenames (the "Licensed Names") listed in Schedule I to this Agreement, which license to use (1) may be transferred by the Issuer to the Indenture Trustee and by the Indenture Trustee pursuant to the Indenture to the extent necessary to collect the Purchased Receivables in a commercially reasonable manner, (2) is limited to (a) such uses of the Licensed Names as are reasonably necessary to the collection by the Issuer or the Indenture

Trustee in a commercially reasonable manner of the Purchased Receivables and
(b) actions taken in accordance with the terms of this Agreement and the Indenture and (3) shall expire on the expiration of a reasonable time for the collection of all Purchased Receivables. Notwithstanding anything to the contrary in this Agreement or in any other agreement between the parties, no other use or display of the Licensed Names shall be made by the Indenture Trustee except as granted in this Section 10.08.

         Section 10.09. Merger or Consolidation. Any Person into which the Seller or the Servicer may be merged or consolidated or any Person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any Person succeeding to the business of the Seller or the Servicer, upon execution of a supplement to this Agreement (notice of which shall promptly be provided to each Rating Agency) and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of this Agreement, will be the successor to the Seller or the Servicer, as the case may be, under this Agreement.

         Section 10.10. Acknowledgment of Assignment. Each of the Seller and the Servicer hereby acknowledges and consents to the security interest granted by the Issuer in the Purchased Receivables and the rights of the Issuer under this Agreement pursuant to the Indenture, and each of the Seller and the Servicer hereby acknowledges that the Indenture Trustee shall enforce the rights of the Issuer.

         Section 10.11. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

         Section 10.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and the parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 10.13. No Petition in Bankruptcy. Each of the Seller and the Servicer, severally and not jointly, covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Notes of each Series it shall not (notwithstanding that the Seller or the Servicer may at such time be holder of record or beneficial owner of any

Notes) institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 10.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         Section 10.15. Third Party Beneficiaries. Each of the Secured Parties and the Owner Trustee, including in its individual capacity, shall be a third-party beneficiary of this Agreement. In addition, the Seller hereby agrees to be liable for any and all liability imposed upon the Trust other than liabilities to any Person holding an interest in the Trust which is characterized as equity for federal income tax purposes and any liability which, pursuant to its terms, is recourse only to the assets of the Trust.

         Section 10.16. Jurisdiction; Consent to Service of Process. Each party to this Agreement hereby irrevocably and unconditionally (1) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment arising out of or relating to this Agreement;
(2) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, Federal court; (3) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (4) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (5) consents to service of process in the manner provided for notices in Section 10.02 of this Agreement (provided that, nothing in this Agreement shall affect the right of any such party to serve process in any other manner permitted by law); and (6) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding any special, exemplary, punitive or consequential damages.

         Section 10.17. Confirmation of Intent. It is the express intent of the parties to this Agreement that the sale, assignment, transfer and conveyance, from the Seller to the Issuer pursuant to Section 2.01 of this Agreement, of all of the Seller's right, title and interest in, to and under the property set forth in such Section 2.01, in each case and at all times shall be treated under applicable law as a sale by the Seller to the Issuer of such property. If, at any time, it is determined that all or any portion of such property continues to be property of the Seller then the Seller shall hereby grant and shall be deemed to have granted to the Issuer a security interest in all of such property and this Agreement shall constitute a security agreement under applicable law.

         Section 10.18. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust

Company, not individually or personally but solely as the Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer,
(c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the Seller or the Servicer and by any Person claiming by, through or under the Seller or the Servicer and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents.

         Section 10.19. Duties of Owner Trustee. The Servicer shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Owner Trustee in writing when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture and the Trust Agreement.

         The Servicer shall prepare or shall cause to be prepared, all documents, reports, filings, instruments, certificates and opinions as shall be required to be prepared, filed or delivered by the Issuer or the Owner Trustee pursuant to the Indenture, the Trust Agreement or this Agreement.

                  IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be duly executed and delivered in New York City, New York by its proper and duly authorized officers as of the date first above written.

                            ZALE FUNDING TRUST

                            By:     WILMINGTON  TRUST  COMPANY,
                                    not in its individual capacity but solely
                                    as Owner Trustee under the Amended and
                                    Restated Trust Agreement dated as of July
                                    15, 1999


                            By:/s/ JAMES P. LAWLER
                               ----------------------------------------
                               Name:
                               Title:


                            ZALE DELAWARE, INC.


                            By:/s/ STEPHEN C. MASSANELLI
                               ----------------------------------------
                               Name:
                               Title:


                            JEWELERS NATIONAL BANK


                            By:/s/ SUE E. GOVE
                               ----------------------------------------
                               Name:
                               Title:
Agreed to and accepted:

THE BANK OF NEW YORK, not in its
individual capacity but solely as
Indenture Trustee


By:/s/ ERWIN SORIANO
   ---------------------------------
   Name:
   Title:



              [Signature page - Purchase and Servicing Agreement]

                                   SCHEDULE I
                            TRADENAMES OF THE SELLER



A Bailey Banks & Biddle Jeweler
Advisory & Replacement Services
Aaron Rose
Argenzio Brothers
Bailey Banks & Biddle
Bohm-Allen
Boswell's of Vandevers
Brodnax
Corrigan's
Cowell & Hubbard
Daniel's
Daniel's Jewelers
Diamond Park
Diamond Park Fine Jewelers
Dobbins
D.P. Paul
Feder's
Fine Jewelers Guild
Gertzberg's
Gordon's
Gordon's Jewelers
Gordon's Joyeros
Granat Bros.
Hershberg's
Hertzberg's
Hess & Culbertson
Jaccard's
Jacobs
J. Herbert Hall
Jobe-Rose
Koerber & Barber
Lawton's
Levitts
Linz
L. Litwin & Design
Mindlin
Morgan's
Rider's
Rosenfields
Rosenzweig's
Rost
Slavick's
Stelfox
Stifft's
Stowell's
Sweeney's
Wagners
Wiss & Lambert
Wolf's
Wright-Kay
Zale
Zales
Zales Jewelers
Zales the Online Diamond Store
Zales the Diamond Store Outlet
Zell Brothers

                                  SCHEDULE III


P.O. Boxes
         Zale Delaware, Inc.
         (Zales, Bailey & Outlet)     P.O. Box 78102      Phoenix, AZ 85062-8102
         (Gordon's)                   P.O. Box 78101      Phoenix, AZ 85062-8101

Collection Deposit Accounts
         Bank One, AZ                 6010011963144

Collection Deposit Banks
         Bank One, AZ                 Phoenix, AZ

Collection Account                    708102
Interest Sub-Account                  708103
Excess Funding Account                708104
Optional Redemption Account           708105

Concentration Accounts
First Union Philadelphia, PA 2100012953658
Bank Boston Boston, MA 551-49011

                               TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I             DEFINITIONS................................................................................1

         Section 1.01.        Definitions........................................................................1

ARTICLE II            PURCHASE OF RECEIVABLES; CONSIDERATION AND PAYMENT.........................................1

         Section 2.01.        Purchase of Receivables............................................................1

         Section 2.02.        Termination........................................................................2

         Section 2.03.        Purchase Price.....................................................................2

         Section 2.04.        Payments...........................................................................2

         Section 2.05.        Adjustments for Ineligible Receivables.............................................3

         Section 2.06.        Returns............................................................................3

         Section 2.07.        Finance Charges....................................................................4

         Section 2.08.        [Reserved].........................................................................4

         Section 2.09.        Recovery of Sales Tax..............................................................4

         Section 2.10.        Addition of Sellers................................................................4

         Section 2.11.        Addition of Participation Interests................................................5

         Section 2.12.        Removal of Accounts and Participation Interests; Termination of Automatic
                              Addition of Accounts...............................................................5

         Section 2.13.        Discount Option....................................................................8

         Section 2.14.        Premium Option.....................................................................8

         Section 2.15.        Account Allocations................................................................8

         Section 2.16.        Assumption of JNB's Obligations as Owner of the Accounts...........................9

ARTICLE III           CONDITIONS TO PURCHASES OF RECEIVABLES....................................................10

         Section 3.01.        [Reserved]........................................................................10

         Section 3.02.        Conditions Precedent to the Issuer's Purchases of Receivables.....................10

         Section 3.03.        [Reserved]........................................................................11

         Section 3.04.        Conditions Precedent to the Seller's Obligations on Purchase Dates................11

ARTICLE IV            REPRESENTATIONS AND WARRANTIES............................................................11

         Section 4.01.        Certain Representations and Warranties of the Parties.............................11

         Section 4.02.        Additional Representations and Warranties of the Seller and the Servicer..........12

         Section 4.03.        Additional Representations and Warranties of the Seller...........................13

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

         Section 4.04.        Representations and Warranties of the Issuer......................................15

ARTICLE V             COVENANTS.................................................................................16

         Section 5.01.        Affirmative Covenants of the Seller and Servicer..................................16

         Section 5.02.        Negative Covenants of the Seller and Servicer.....................................21

ARTICLE VI            ADMINISTRATION AND SERVICING OF PURCHASED RECEIVABLES.....................................22

         Section 6.01.        Appointment of and Acceptance by the Servicer of Servicing Obligations............22

         Section 6.02.        Servicing Compensation............................................................22

         Section 6.03.        Reports and Statements............................................................23

         Section 6.04.        Collection Procedures.............................................................24

         Section 6.05.        Allocations and Applications of Collections.......................................25

         Section 6.06.        Maintenance of Property; Insurance................................................25

         Section 6.07.        Access to Certain Documentation Regarding the Purchased Receivables...............26

         Section 6.08.        Certain Responsibilities of the Servicer and the Seller...........................26

         Section 6.09.        Limitation on Liability of the Seller and Others..................................26

         Section 6.10.        Successor Servicer................................................................27

         Section 6.11.        Termination of Authority..........................................................30

         Section 6.12.        Merger or Consolidation of, or Assumption of the Obligations of, the
                              Servicer..........................................................................30

ARTICLE VII           ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE PURCHASED RECEIVABLES.................31

         Section 7.01.        Collection of Receivables; Rights of the Issuer and its Assignees.................31

ARTICLE VIII          INDEMNIFICATION...........................................................................32

         Section 8.01.        Indemnification...................................................................32

ARTICLE IX            INSOLVENCY EVENTS.........................................................................35

         Section 9.01.        Rights upon the Occurrence of an Insolvency Event.................................35

ARTICLE X             MISCELLANEOUS.............................................................................35

         Section 10.01.       Amendments, etc...................................................................35

         Section 10.02.       Notices, etc......................................................................35

         Section 10.03.       No Waiver; Cumulative Remedies....................................................37

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

         Section 10.04.       Binding Effect....................................................................37

         Section 10.05.       GOVERNING LAW.....................................................................38

         Section 10.06.       Costs, Expenses and Taxes.........................................................38

         Section 10.07.       Headings..........................................................................38

         Section 10.08.       License...........................................................................38

         Section 10.09.       Merger or Consolidation...........................................................39

         Section 10.10.       Acknowledgment of Assignment......................................................39

         Section 10.11.       WAIVER OF JURY TRIAL..............................................................39

         Section 10.12.       Severability......................................................................39

         Section 10.13.       No Petition in Bankruptcy.........................................................39

         Section 10.14.       Counterparts......................................................................40

         Section 10.15.       Third Party Beneficiaries.........................................................40

         Section 10.16.       Jurisdiction; Consent to Service of Process.......................................40

         Section 10.17.       Confirmation of Intent............................................................40

         Section 10.18.       Limitation of Liability...........................................................40

         Section 10.19.       Duties of Owner Trustee...........................................................41

Exhibits

Exhibit A         [Reserved]
Exhibit B         [Reserved]
Exhibit C         Form of Assignment
Exhibit D         Form of Reassignment

Schedules

Schedule I        Tradenames of the Seller
Schedule II       Reserved
Schedule III      Account Schedule

Annexes

Annex I           Glossary of Terms
Annex II          Conditions to Closing